                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements
(Form S-8 No. 333-34569, Form S-8 No. 033-60997) of Collins & Aikman Corporation and in the related prospectuses of our report dated August 24, 2001, with respect to the financial statements of the Operating Businesses of the Becker Group and its Predecessors included in Collins & Aikman Corporation's Form 8-K/A dated September 17, 2001.


/s/ Ernst & Young LLP

September 17, 2001
Detroit, Michigan